SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2011

VICTORY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20341 Irvine Avenue, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 480-0305

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 10, 2012, Mr. Robert J. Miranda resigned as Chief Financial Officer of Victory Energy Corporation (the “Company”), a position he has held since November 16, 2008.  Mr. Miranda will continue as Chief Executive Officer and Chairman of the Board of the Company.

Also effective January 10, 2012, Mr. Mark Biggers was appointed as Chief Financial Officer of the Company.  Mr. Biggers, age 58, served as Senior Director with Alvarez & Marsal, a business consulting and performance improvement firm. Mr. Biggers holds a BBA degree in accounting from the University of Texas at Austin and an MBA in finance from the University of Hull (England).

On December 28, 2011, the Company entered into an Employment Agreement with Mr. Biggers, wherein he agreed to serve as Chief Financial Officer of the Company, effective January 10, 2012.  The term of the agreement began on January 10, 2012 and will end on January 10, 2014, unless sooner terminated by either party upon notice to the other.  Mr. Biggers will receive a base annual salary of $180,000 per year and Mr. Biggers will also receive a performance bonus totaling an amount equal to one percent (1%) of the gross receipts of the Company from its partnership interest in Aurora Energy Partners a year upon reaching mutually agreeable objectives.  In addition, Mr. Biggers will be entitled to a signing bonus totaling $60,000, $25,000 of which will be paid in cash within five (5) days from Mr. Biggers’ first day of full employment and the balance paid in the form of a $35,000 Senior Secured Convertible Debenture.

In addition, Mr. Biggers will receive a five (5)-year option to purchase 1,500,000 shares of the Company’s common stock at an exercise price of $0.01 and an additional option to purchase 3,000,000 shares of the Company’s common stock, vesting monthly at the rate of 125,000 shares per month, at an exercise price of $0.02 per share, such additional options expiring at the end of the calendar year 2017.

 There were no arrangements or understandings pursuant to which Mr. Biggers was appointed as an officer.  There are no family relationships between Mr. Biggers and any director or officer of the Company.  There are no related party transactions between the Company and Mr. Biggers other than the Employment Agreement, dated December 28, 2011.

A copy of the Company’s press release announcing the resignation of Mr. Miranda and the appointment of Mr. Biggers is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Victory Energy Corporation dated December 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VICTORY ENERGY CORPORATION

Dated: December 28, 2011	By:	/s/ ROBERT J. MIRANDA
Robert Miranda
Chief Executive Officer